Exhibit 99.1

FOR IMMEDIATE RELEASE
December 1, 2015

Media Contact: Laura ZuHone                Investor Contact: Lee Ann Perry
VP, Director of Marketing                     VP, Shareholder Services
217-258-0675                                     217-258-0493
lzuhone@firstmid.com                     lperry@firstmid.com

First Mid-Illinois Bancshares, Inc. completes acquisition of Illiana Insurance Agency

MATTOON, IL -- First Mid-Illinois Bancshares, Inc. (NASDAQ: FMBH) (“First Mid”), the parent company of First Mid Insurance Group, announced today they have completed the purchase of substantially all the assets of Illiana Insurance Agency, LTD (“Illiana”).

Illiana, based in Philo, Illinois, is a premier senior care insurance provider in downstate Illinois. The agency specializes in all senior market plans, which includes Medicare supplements, long-term care insurance, annuities and ancillary products. Illiana sets itself apart by focusing on educating seniors on their options and offering an array of coverage options from many different insurance providers.

“We are excited about this acquisition, which is mutually beneficial for customers through expanded services and expertise,” said Clay Dean, CEO, First Mid Insurance Group. “Illiana customers will have access to additional financial services that First Mid offers and our thousands of Medicare-eligible customers will benefit from Illiana’s expertise, education and products.”

Tom Schuett, founder and principal of Illiana stated, “With First Mid’s highly regarded reputation, and with our continued management, there is no question our clients will continue to experience the same personal care that they have become accustomed to receiving at Illiana. Now we’ll have an expanded line of products and expertise to offer, which means even greater service.”

Tom Schuett and co-owner Jim Schuett, and Illiana’s staff of ten full-time agents and administrative staff, will continue to serve their customers throughout Illinois and Indiana. Customers will be notified of the change in ownership; however, they should see no changes in their services or account representatives.

About First Mid-Illinois Bancshares, Inc.: First Mid-Illinois Bancshares, Inc. is the parent company of First Mid-Illinois Bank & Trust, N.A. (“First Mid Bank”), Mid-Illinois Data Services, Inc., and First Mid Insurance Group. Our mission is to fulfill the financial needs of our communities with exceptional personal service, professionalism and integrity, and deliver meaningful value and results for customers and shareholders.

1421 Charleston Avenue Mattoon, Illinois 61938
(P) 217-258-0409 (F) 217-258-0485 (W) www.firstmid.com

First Mid was first chartered in 1865 and has since grown into a more than $2 billion community-focused organization that provides financial services through a network of 46 banking centers in 33 Illinois communities. Our talented team is comprised of over 500 men and women who take great pride in First Mid Bank and the Company, their work and their ability to serve our customers. More information about the Company is available on our website at www.firstmid.com. Our stock is traded in The NASDAQ Stock Market LLC under the ticker symbol “FMBH”.

Forward Looking Statements This news release contains forward-looking statements about First Mid-Illinois Bancshares, Inc. for which the Company claims protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including those described in Item 1A - “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K and the Company’s other filings with the SEC. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligations to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

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